Exhibit 99

Viad Announces Robert H. Bohannon’s Retirement from Chairman of the Board Position: Dykstra Appointed Successor

PHOENIX--(BUSINESS WIRE)--As was previously disclosed by Viad Corp (NYSE:VVI), Robert H. Bohannon is retiring as chairman of the board of directors of Viad, effective March 31, 2008. Paul B. Dykstra, 46, president and chief executive officer, has been appointed by the Viad board of directors as his successor, effective April 1, 2008, and his title will now be chairman, president and chief executive officer of Viad.

Bohannon has headed Viad since 1997. According to Jess Hay, presiding director of Viad Corp, Bohannon's contribution to Viad has been instrumental to the company’s consistent success through the years. "Since becoming chairman of the board in 1997, Bob's expertise has been invaluable to Viad. He has been an outstanding leader, an extraordinary mentor for our officers and employees, and an inspiration to the entire corporate family. He will be greatly missed,” said Hay.

“I am very pleased with Paul Dykstra’s appointment to the chairmanship of Viad’s board and we are confident that he will carry on the company’s mission to drive greater shareholder value and success," Hay concluded.

Dykstra has been with the company since 1984 when he joined Travelers Express, where he held several senior-level positions and served as its executive vice president of the retail payment products division prior to joining another Viad subsidiary, GES Exposition Services, in 1999 as its executive vice president of international and corporate development.

He was named president and chief executive officer of GES in 2000. In January 2006, Dykstra was appointed chief operating officer of Viad. In April of the same year, he was appointed president and chief executive officer and elected to Viad’s board of directors.

Viad is an S&P SmallCap 600 company. Major subsidiaries include GES Exposition Services, Exhibitgroup/Giltspur, The Becker Group, Ltd., Brewster Inc. of Banff, Alberta, Canada, and Glacier Park, Inc. More information on the company can be found on the company’s Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the “Private Securities Litigation Reform Act of 1995,” Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

CONTACT:
Viad Corp, Phoenix
Carrie Long, 602-207-2681
clong@viad.com